EXHIBIT  21.1

                 Subsidiaries of Concurrent Computer Corporation
                 -----------------------------------------------

Each of the below listed subsidiaries is 100% directly or indirectly owned by Concurrent Computer Corporation except as otherwise indicated, and all are included in the consolidated financial statements.


                                                 STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                               INCORPORATION/ORGANIZATION
--------------------------------------------------------------------------------

Concurrent Computer Asia Corporation             Delaware
                                                 (operates in PR of China)
Concurrent Computer Canada, Inc.                 Canada
Concurrent Computer Corporation (France)         Delaware
Concurrent Computer Corporation Pty. Ltd.        Australia
Concurrent Computer France S.A.                  France
Concurrent Computer GmbH                         Germany
Concurrent Computer Hispania, S.A.               Spain
Concurrent Computer Hong Kong Limited            Hong Kong
Concurrent Computer New Zealand Limited          Australia
Concurrent Realisations Limited                  United Kingdom
Concurrent UK Ltd.                               United Kingdom
Concurrent Federal Systems, Inc.                 Delaware
Concurrent Nippon Corporation                    Japan
Concurrent Securities Corporation                Massachusetts


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